Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Antares Pharma, Inc:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota
July 21, 2005